UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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EQT CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On June 26, 2019, EQT Corporation (the “Company”) issued the following news release:

NEWS RELEASE

EQT Video Showcases Innovative Technologies
Powering EQT’s Transformation into Industry’s Lowest-Cost Operator

Urges Shareholders to Vote “FOR” All 12 of EQT’s

Highly Qualified Director Nominees on the GOLD Universal Proxy Card

PITTSBURGH — (June 26, 2019) — EQT Corporation (NYSE: EQT) today released a new video showcasing the unique, innovative technologies that are powering EQT’s transformation into the industry’s most efficient and lowest cost operator. The video, which is available at www.VoteGoldForEQT.com/our-technology, demonstrates how EQT has been leveraging and continues to innovate around data science and real-time, cloud-based analytics to optimize its operations, maximize the value of its world-class assets and enhance shareholder value.

EQT is releasing the video in part to correct false and misleading comments made by the Toby Rice Group regarding EQT’s operations and cost structure. As the video demonstrates, EQT’s refreshed management team has developed and is utilizing cutting-edge technologies to improve operations and accelerate free cash flow growth in order to deliver sustainable, superior shareholder value.

The video highlights how EQT is utilizing technology to:

•      Measure asset performance. EQT’s Completions Operations & Reservoir Evaluation (CORE) system aggregates and standardizes data in real-time, providing a powerful understanding of the Company’s acreage and significantly improving EQT’s ability to monitor, assess and track well performance. Similarly, EQT’s Full Basin Intelligence (FBI) software provides unparalleled insight into competitor well design, asset performance, basin development trends, acreage utilization and economic performance metrics.

•      Improve drilling efficiency. At the Company’s Real Time Operations Center (RTOC), engineers and geo-steerers use real-time data to optimize drilling parameters and make proactive decisions to improve drilling performance, reduce tool failures and reduce the time and expense of drilling wells. With the RTOC, EQT is one of the first land-based operators to remotely drill 100% of wells.

•      Manage water operations. At EQT’s Production Control Center (PCC), engineers monitor real-time data from multiple remote sources and coordinate work flows dispatched to field operators. Using a proprietary optimization model, the PCC identifies the most efficient and lowest cost option for moving water; this has resulted in a 30% reduction of EQT trucks on the road, hauling the same amount of water.

•      Analyze real-time trading statistics. On the Company’s commercial trading floor, advanced analytical tools provide real-time access to trading statistics, weather data, market intelligence and competitor information. This data helps EQT make the best hedging, trading and selling decisions, and ultimately maximizes revenue.

Shareholders can access the full video at www.VoteGoldForEQT.com/our-technology.

The EQT Board of Directors recommends that shareholders support EQT by voting on the GOLD universal proxy card “FOR” all 12 of EQT’s highly qualified director nominees. Shareholders should simply discard and NOT vote using any white proxy cards they may receive from the Toby Rice Group.

NEWS RELEASE

If you have any questions, or need assistance in voting

your shares on the GOLD universal proxy card,
please call EQT’s proxy solicitor:

INNISFREE M&A INCORPORATED

TOLL-FREE at 1-877-687-1866 (from the U.S. or Canada)

Or at (412) 232-3651 (From Other Locations)

Please discard and do NOT vote using any white proxy cards you may receive from the Toby Rice Group

About EQT Corporation:

EQT Corporation is a natural gas production company with emphasis in the Appalachian Basin and operations throughout Pennsylvania, West Virginia and Ohio. With 130 years of experience and a long-standing history of good corporate citizenship, EQT is the largest producer of natural gas in the United States. As a leader in the use of advanced horizontal drilling technology, EQT is committed to minimizing the impact of drilling-related activities and reducing its overall environmental footprint. Through safe and responsible operations, EQT is helping to meet our nation’s demand for clean-burning energy, while continuing to provide a rewarding workplace and support for activities that enrich the communities where its employees live and work. Visit EQT Corporation at www.EQT.com; and to learn more about EQT’s sustainability efforts, please visit https://csr.eqt.com.

EQT Management speaks to investors from time to time and the analyst presentation for these discussions, which is updated periodically, is available via the Company’s investor relationship website at ir.eqt.com.

Cautionary Statements

This communication contains certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Statements that do not relate strictly to historical or current facts are forward-looking. Without limiting the generality of the foregoing, forward-looking statements contained in this communication specifically include the expectations of plans, strategies, objectives and growth and anticipated financial and operational performance of the Company and its subsidiaries, including guidance regarding projected adjusted free cash flow. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. The Company has based these forward-looking statements on current expectations and assumptions about future events, taking into account all information currently available to the Company. While the Company considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and beyond the Company’s control. The risks and uncertainties that may affect the operations, performance and results of the Company’s business and forward-looking statements include, but are not limited to, those set forth under Item 1A, “Risk Factors,” of the Company’s Form 10-K for the year ended December 31, 2018, as filed with the SEC and as updated by subsequent Form 10-Qs filed by the Company, and those set forth in the other documents the Company files from time to time with the SEC.

Any forward-looking statement speaks only as of the date on which such statement is made, and the Company does not intend to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

NEWS RELEASE

Important Information

EQT Corporation (the “Company”) filed a definitive proxy statement and associated GOLD universal proxy card with the Securities and Exchange Commission (the “SEC”) on May 22, 2019 in connection with the solicitation of proxies for the Company’s 2019 Annual Meeting of Shareholders (the “2019 Annual Meeting”). Details concerning the nominees for election to the Company’s Board of Directors at the 2019 Annual Meeting are included in the definitive proxy statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO, IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders can obtain a copy of the relevant documents filed by the Company with the SEC, including the definitive proxy statement, free of charge by visiting the SEC’s website, www.sec.gov. Investors and shareholders can also obtain, without charge, a copy of the definitive proxy statement, when available, and other relevant filed documents by directing a request to Blake McLean, Senior Vice President, Investor Relations and Strategy of EQT Corporation, at BMcLean@eqt.com, by calling the Company’s proxy solicitor, Innisfree M&A Incorporated, toll-free, at 877-687-1866, or from the Company’s website at https://ir.eqt.com/sec-filings.

Contacts:

Analyst inquiries:

Blake McLean — Senior Vice President, Investor Relations and Strategy

412.395.3561

BMcLean@eqt.com

Media inquiries:

Michael Laffin — Vice President, Communications

412.395.2069

MLaffin@eqt.com

On June 26, 2019, the Company made the following updates to its shareholder communications website, http://votegoldforeqt.com/:

On June 26, 2019, the Company posted the following materials to its shareholder communications website, https://votegoldforeqt.com/:

EQT Video Transcript

Narrator: As North America’s largest producer of natural gas, operating efficiently is critical to success at EQT. Through continuous improvement and a strong culture of collaboration, EQT is leveraging advanced technologies to produce outstanding results.

With technology at the foundation of our business, we are delivering more information to our operators at a faster-than-ever rate so they can make data-driven decisions that enhance production volumes, reduce costs, safeguard the environment and keep our employees, contractors and communities out of harm’s way.

To measure asset performance, EQT leverages two fully-integrated and advanced surveillance and analysis tools known as the Completions Operations & Reservoir Evaluation system, or CORE, and Full Basin Intelligence, or FBI for short.

CORE — our proprietary internal surveillance tool — houses our well information. This near real-time aggregated and standardized data provides a powerful understanding of our acreage, significantly improving our ability to monitor, assess and track well performance.

FBI provides unparalleled insight into competitor well design, asset performance, basin development trends, acreage utilization and economic performance metrics. EQT’s proprietary algorithms within FBI forecast production volumes and map laterals for wells in the basin.

EQT’s Real Time Operations Center, or RTOC, transmits data from field locations to engineers, directional drillers and geo-steering specialists at our headquarters to assist with improving drilling efficiencies.

Brad Maddox, Vice President, Drilling and Completions: In the RTOC, our engineers and geo-steerers are able to use real-time data to optimize drilling parameters and make more proactive decisions. In doing so, we’ve been able to improve drilling performance, reduce tool failures and reduce the amount of days and costs required to drill our wells.

Another important aspect of the RTOC is that all of our horizontal rigs are steered out of the center, making EQT one of the first U.S. land-based operators to remotely drill 100% of our wells.

Doing all of this remotely has allowed us to reduce on-site headcount, create performance consistency and improve decision-making and face-to-face collaboration.

Narrator: EQT is in the process of expanding RTOC capabilities and technology to completions operations, enabling teams to use live data to identify inefficiencies, manage them out of the operations and make more informed decisions much faster.

Brad Maddox: Currently, completions streams operational activity live into a central database dashboard that measures performance to operational targets. We are in the process of expanding the RTOC capabilities to completion operations, which is a great example of taking learnings from one area of development to assist in streamlining processes in another.

Narrator: EQT uses a network of instrumentation, automation and software to control all of our gas and water. To leverage these powerful tools, we built a Production Control Center, or PCC, that serves as the nucleus of EQT operations. Engineers in the PCC monitor real-time data from multiple remote sources and coordinate work flows being dispatched to field operators.

Mike Gavin, Vice President, Operations and Construction: Through the data flowing into the Production Control Center, we’ve prioritized our work to significantly increase our daily production, reduce costs and operate more safely than ever. This is a powerful transformation in how we manage our most important assets — our people — and our most capital-intensive assets, which is our producing wells.

Having work orders issued on an automated and prioritized basis has streamlined when and where work is completed, allowing operators and engineers to focus on the highest value work.

Well downtime has been reduced by more than 75% compared to baseline, and the amount of return visits to challenging wells has been greatly reduced.

The Production Control Center also manages water operations. Using a proprietary optimization model, which provides us with the most efficient and lowest cost option for moving water, the control operators schedule and manage water pickup from producing well sites and water delivery to completions well sites.

Through the Production Control Center, we’ve been able to reduce our cost per barrel, our non-productive time and our staging time. This has led to 30% fewer trucks on the road hauling the exact same amount of water.

Narrator: In terms of road safety, EQT requires GPS devices and inward- and outward-facing cameras on all water trucks for accountability to help prevent accidents. Devices monitor speed, seatbelt use and driving characteristics of truckers working for EQT to ensure the highest levels of safety.

After we produce our natural gas and make sure our roads and drivers are safe, it’s time to make sure that our gas gets to our customers as efficiently as possible.

Another important part of our technology-driven culture is evident on our commercial trading floor. Leading analytical tools provide real-time access to trading statistics, weather data, market intelligence and competitor information to make the best hedging, trading and selling decisions we can in order to maximize revenue.

Whether we are measuring asset performance, drilling or completing wells, safely moving water or maximizing revenue on the market, EQT is constantly leveraging data science and real-time, cloud-based analytics to optimize operations, maximize the value of our world-class assets and meet the needs of our customers.

By collaboratively integrating the right technology, processes and systems, we’re cementing EQT’s position as the largest, safest and most efficient producer of natural gas on the continent.

On June 26, 2019, the Company sent the following communication to its employees:

Dear Fellow Employees:

Earlier this afternoon, we issued a news release that highlights a new video focused on showcasing our technology capabilities. We thank all of you for spearheading these innovations, putting them into practice and continuing to help EQT transform into a premier, pure play natural gas producer. Please see the release, EQT Video Showcases Innovative Technologies Powering EQT’s Transformation into Industry’s Lowest-Cost Operator, and then click through the links to watch the full video.

Thanks for making technology, safety and transformation a priority!

Important Information

EQT Corporation (the “Company”) filed a definitive proxy statement and associated GOLD universal proxy card with the Securities and Exchange Commission (the “SEC”) on May 22, 2019 in connection with the solicitation of proxies for the Company’s 2019 Annual Meeting of Shareholders (the “2019 Annual Meeting”). Details concerning the nominees for election to the Company’s Board of Directors at the 2019 Annual Meeting are included in the definitive proxy statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO, IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders can obtain a copy of the relevant documents filed by the Company with the SEC, including the definitive proxy statement, free of charge by visiting the SEC’s website, www.sec.gov. Investors and shareholders can also obtain, without charge, a copy of the definitive proxy statement, when available, and other relevant filed documents by directing a request to Blake McLean, Senior Vice President, Investor Relations and Strategy of EQT Corporation, at BMcLean@eqt.com, by calling the Company’s proxy solicitor, Innisfree M&A Incorporated, toll-free, at 877-687-1866, or from the Company’s website at https://ir.eqt.com/sec-filings.